Exhibit 99.1

SOP Holdings, LLC and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2018

SOP Holdings, LLC and Subsidiaries Contents Independent Auditor's Report Consolidated Financial Statements: Statement of Financial Condition Statement of Income Statement of Changes in Members' Capital Statement of Cash Flows Notes to Consolidated Financial Statements 2 3 4 5 6 7 8-19

Independent Auditor's Report The Managing Member of SOP Holdings, LLC and Subsidiaries Tel: 212-885·8000 Fax: 212-697·1299 www.bdo.com 1 00 Park Avenue New York, NY 10017 We have audited the accompanying consolidated financial statements of SOP Holdings, LLC and its Subsidiaries, which comprise the consolidated statement of financial condition as of December 31, 2018, and the related consolidated statements of income, changes in members' capital and cash flows for the year then ended, and the related notes to the consolidated financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SOP Holdings, LLC and its Subsidiaries as of December 31, 2018, and the results of their operations, changes in their members' capital and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Financial Condition December 31, 2018 Assets Cash and cash equivalents Receivables from clearing brokers Fees receivable Financial instruments owned, at fair value Fixed assets, net of accumulated depreciation and amortization of $22,350,862 Due from affiliates Other assets Total assets Liabilities and members' capital Financial instruments sold, not yet purchased, at fair value Commissions and bonuses payable Accrued expenses and other liabilities Deferred fees Due to affiliates Total liabilities Commitments and contingencies (Note 8) Members' capital Members' capital attributable to controlling interest Members' capital attributable to noncontrolling interest Total members' capital Total liabilities and members' capital $224,883,833 7,753,591 2,145,984 6,099,190 7,844,112 2,398 5,350,086 $254,079 194 $27,486 67,511,000 16,066,174 6,037,321 302,975 89 944,956 154,460,848 9,673,390 164,134,238 $254,079,194 See accompanying notes to consolidated financial statements. 4

SOP Holdings, LLC and Subsidiaries

Consolidated Statement of Income

Year ended December 31, 2018	
Revenues:	
Investment banking	$249,476,581
Principal transactions	44,465,498
Commissions	12,747,999
Management fees	19,547,857
Consulting fees	3,194,162
Other income	13,921,531
Total revenues	$343,353,628
Expenses:	
Employee compensation and benefits	131,858,644
Business promotion	14,917,844
Office services	14,243,902
Operating lease expense (Note 8)	8,557,546
Professional services	5,594,235
Dues and subscriptions	5,575,781
Clearing fees	1,220,018
Filing fees	999,295
Communications	763,007
Other	517,223
Total expenses	184,247,495
Income before provision for income taxes	159,106,133
Provision for income taxes	3,937,218
Net income	155,168,915
Less: Net income attributable to noncontrolling interest	4,673,924
Net income attributable to controlling interest	$150,494,991

See accompanying notes to consolidated financial statements.

5

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Changes in Members' Capital Year ended December 31, 2018 Members' Members' Capital Capital Attributable to Attributable to Controlling Noncontrolling Interest Interest Total Balance, January 1, 2018 $169,517,610 $9,729,141 $179,246,751 Capital contributions 4,969,698 4,969,698 Capital withdrawals (170,521,451) (4,729,675) (175,251,126) Net income 150,494,991 4,673,924 155,168,915 Balance, December 31, 2018 $154,460,848 $9,673,390 $164,134,238 See accompanying notes to consolidated financial statements. 6

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Cash Flows Year ended December 31, 2018 Cash flows from operating activities: Net income Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization (Increase) decrease in: Receivables from clearing brokers Fees receivable Financial instruments owned, at fair value Due from affiliates Other assets Increase (decrease) in: Financial instruments sold, not yet purchased, at fair value Commissions and bonuses payable Due to affiliates Deferred fees Accrued expenses and other liabilities Net cash provided by operating activities Cash flows from investing activities: Purchase of fixed assets Net cash used in investing activities Cash flows from financing activities: Capital contributions Capital withdrawals Net cash used in financing activities Net decrease in cash, cash equivalents and restricted cash Cash, cash equivalents and restricted cash at beginning of year Cash, cash equivalents and restricted cash at end of year Supplemental disclosure of cash flow information: Cash paid for income taxes Interest paid $ 155,168,915 1,702, 971 (3,182,079) 4,916,177 (190,292) 424,575 (14, 135) 25,918 2,965,175 302,975 5,936,348 (8,684,039) 159,372,509 (576,791) (576,791) 4,969,698 (175,251,126) (170,281,428) (11,485,710) 236,369,543 $ 224,883,833 $ 4, 165,685 $ 109,026 See accompanying notes to consolidated financial statements. 7

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 1. Organization SOP Holdings, LLC ("SOPH") is a limited liability company which was organized under the laws of Delaware. The consolidated financial statements include the accounts of SOPH and its majority- owned subsidiaries: Sandler O'Neill & Partners Corp. ("SOPC"), Sandler O'Neill & Partners, L.P. ("SOPLP"), Sandler O'Neill Advisors, L.P. ("SOADV"), Sandler O' Neill Mortgage Finance LP ("SOMFLP"), and Sandler O'Neill Hedging Services, LLC ("SOHS"). SOPC is a New York corporation and the general partner of SOPLP. SOPC is the sole member of SOP Equipment LLC ("SOPE"), Sandler O'Neill Real Estate Services LLC (" SORES"), SOAGP, LLC ("SOAGP") and MFGP LLC ("MFGP"). SOAGP is the general partner of SOADV. MFGP is the general partner of SOMFLP. Sandler O' Neill Mortgage Finance LLC ("SOM") and Sandler O'Neill Digital Asset Services LLC ("SODAS") are wholly-owned subsidiaries of SOMFLP. The accompanying consolidated financial statements include the accounts of SOPH, SOPC, SOPLP, SOADV, SORES, SOAGP, MFGP, SOPE, SOHS, SOM, SODAS and SOMFLP (collectively, the "Company"). SOPLP is an investment bank focused on providing companies with advisory services on mergers and acquisitions, capital raising services and sales and trading services. SOPLP is a Delaware limited partnership and is registered with the Securities Exchange Commission ("SEC") as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority ("FINRA") SOPLP operates under the exemptive provisions of SEC Rule 15c3-3(k)(2)(ii) and as such introduces all customer transactions on a fully disclosed basis to unrelated third party clearing firms ("Brokers"), which are also registered broker dealers. SOADV is a Delaware limited partnership that serves as a collateral manager of various collateralized debt obligation securities. SOADV also provides research and investment recommendations to its clients through the dissemination of research reports, as well as portfolio advisory and asset/liability analysis services for financial institutions. SOADV is registered as an investment advisor with the SEC. SOMFLP is a Delaware limited partnership that provides management services in the marketing of residential and commercial mortgage loans, consumer loans and mortgage loan servicing rights, and the execution of secondary market purchase, sale or securitization of existing mortgage loans. SOMFLP also provides consulting services to brokers of bank owned life insurance. SOHS is an introducing broker focused on assisting clients with finding solutions for programmatic loan level hedging solutions and broader hedging strategies. SOHS, incorporated on November 17, 2017, is a Delaware limited liability company and is registered with the National Futures Association. SOHS was initially capitalized on March 15, 2018 with $900,000 and commenced operations on April 1, 2018. SOHS is a wholly owned subsidiary of SOADV. 2. Significant Accounting Policies Principles of Consolidation The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of SOPH and its subsidiaries in which SOPH has an effective controlling interest. All significant intercompany transactions and accounts have been eliminated in consolidation. In accordance with ASC 810, Consolidation, the Company retains the industry accounting and reporting guidance that is specific to SOPLP and SOHS in the Consolidated Financial Statements. Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of 8

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could significantly differ from those estimates. Cash and Cash Equivalents The Company considers all highly liquid investments, with maturities of ninety days or less from the date of acquisition, as cash equivalents. Cash and cash equivalents held at financial institutions, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation. As of December 31, 2018, the Company had approximately $203,773,000 of U.S. Treasury securities included in cash and cash equivalents in the Consolidated Statement of Financial Condition. Restricted cash of approximately $3,949,000 is included in cash and cash equivalents. Restricted cash is collateral for letters of credit on operating leases and a depository account for the payment of benefits. Fixed Assets Fixed assets are carried at cost less accumulated depreciation and amortization. Furniture, equipment and aircraft are depreciated over the estimated useful lives of the assets (ranging from 5-7 years) using the straight-line method. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the respective lease, using the straight·line method. The Company's management reviews certain fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If an asset impairment is identified, the asset is written down to fair value. As of December 31, 2018, no fixed assets have been deemed impaired. Expenditures for maintenance and repairs are charged to expense in the period incurred and are reflected in operating expenses in the Consolidated Statement of income. Revenue Recognition Policies Beginning in January 2018, SOPLP accounts for revenue earned from contracts with clients under Accounting Standard Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). The revenues for these services are recognized when the performance obligations related to the underlying transaction are completed, and the price for such services, including the resolution of any uncertainty, is known. Investment Banking Advisory SOPLP earned fees from financial advisory assignments are recognized in investment banking revenues in the Consolidated Statement of Income when the services related to the underlying transactions are completed under the terms of the assignment. The fees are generally recognized at a point in time when the performance obligation is completed. Beginning in January 2018, non-refundable retainers in connection with financial advisory assignments are recorded as deferred fees in the Consolidated Statement of Financial Condition. The deferred fees are recognized in revenues upon completion of the underlying transaction or when the assignment is otherwise concluded. Costs associated with fulfilling financial advisory assignments are deferred only to the extent they are explicitly reimbursable by the client and the related revenue is recognized at a point in time. All other costs are expensed as incurred. Beginning in January 2018, reimbursable expenses are recognized within their respective expense category in the Consolidated Statement of Income when the related revenue is recognized or the assignment is otherwise concluded. Client reimbursements for such expenses are included in investment banking revenues in the Consolidated Statement of Income. Prior to January 2018, expenses associated with financial advisory assignments were capitalized until the related revenue was recognized or the assignment was otherwise concluded and were presented net of client reimbursements. 9

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Underwriting SOPLP provides equity and debt underwriting services to its clients. Fees from underwriting assignments are recognized in investment banking revenues in the Consolidated Statement of Income upon completion of the underlying transaction based on the terms of the assignment. SOPLP recognizes underwriting fees on the trade date of the transaction as the client takes control and benefit of the underwriting services as of the trade date and no subsequent actions are required from SOPLP. Costs associated with fulfilling underwriting assignments are deferred until the related revenue is recognized or the assignment is otherwise concluded. All other costs are expensed as incurred. Beginning in January 2018, expenses associated with underwriting assignments are presented on a gross basis within their respective category in the Consolidated Statement of Income. Client reimbursements for such expenses are included in investment banking revenues in the Consolidated Statement of Income. Prior to January 2018, expenses associated with underwriting assignments were presented net within investment banking revenues or presented net of client reimbursements. Placement SOPLP provides equity and debt private placement services to its clients. Fees from private placement assignments are recognized in investment banking revenues in the Consolidated Statement of Income upon completion of the underlying transaction based on the terms of the assignment. SOPLP recognizes placement fees on the trade date of the transaction as the client takes control and benefit of the placement services as of the trade date and no subsequent actions are required from SOPLP. Costs associated with fulfilling placement assignments are deferred until the related revenue is recognized or the assignment is otherwise concluded. All other costs are expensed as incurred. Beginning in January 2018, expenses associated with placement assignments are presented on a gross basis within their respective category in the Consolidated Statement of Income. Client reimbursements for such expenses are included in investment banking revenues in the Consolidated Statement of Income. Prior to January 2018, expenses associated with placement assignments were presented net of client reimbursements. Commissions SOPLP primarily generates comm1ss1ons from executing client equity transactions on major stock exchanges as well as over-the-counter. Commissions are recognized on the trade date. The execution of each trade order on the trade date represents a distinct performance obligation and the transaction price at the point in time is fixed. SOPLP believes that the performance obligation is satisfied on the trade date since the underlying financial instrument and the counterparties have been identified, the pricing is agreed upon and the risks and rewards of ownership have been transferred to/from the customer. Principal Transactions SOPLP records principal transactions on a trade date basis, with realized and unrealized gains and losses reflected in principal transactions in the Consolidated Statement of Income. Management Fees SOMFLP records management fees primarily related to the brokering of loans and other bank asset securities when contractually due. Management fees are separately negotiated for each transaction and primarily call for the SOMFLP to earn a fee based on the assets sold upon completion of a sale. Consulting Fees Consulting fees mainly consist of consulting agreements between SOMFLP and brokers of bank-owned life insurance policies. SOMFLP records consulting fees when the insurance broker receives its fee from the insurance carrier and collection is determined to be reasonably assured. 10

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Fair Value of Financial Instruments The carrying value of the Company's assets and liabilities, which qualify as financial instruments, approximate the fair value. Fair Value Measurement The Company values all investments at fair value. U.S. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the investment based on available market data. Unobservable inputs are inputs that reflect the Company's assumption about the factors market participants would use in valuing the investment based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the observability of inputs as follows: Level1 -Valuations based on quoted prices in active markets for identical investments. Level 2 - Valuations based on (i) quoted prices in markets that are not active; (ii) quoted prices for similar investments in active markets; and (iii) inputs other than quoted prices that are observable or inputs derived from or corroborated by market data. Level3- Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement. The availability of observable inputs can vary from financial instruments to financial instruments and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models, or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when valuation inputs are not readily available, the Company's own assumptions are used to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation. The following are types of financial instruments the Company held as of December 31, 2018: Exchange-Traded Equity Securities Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in level1 of the fair value hierarchy. Investment in Private Equity Funds The private equity funds primarily consist of investments in privately-held companies, which are valued at fair value. These funds are primarily funds in which SOPLP's investments are not eligible for redemption. Distributions will be received from these funds as the underlying investments are liquidated. 11

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements SOPLP does not directly invest in the underlying securities of the investment funds, and due to restrictions on the transferability and timing of withdrawals from the investment funds, the amounts realized upon liquidation could differ from these funds reported net asset values ("NAY"). The fair value of SOPLP's investment in an investment fund generally starts with the NAY of SOPLP's investment in the investment fund, as reported by the investment fund's general partner or investment manager, who determines the value of the investment fund's NAY in a manner consistent with Accounting Standards Codification ("ASC") Topic 946, Financial Services - Investment Companies. All valuations utilize financial information supplied by the general partner or investment manager of each investment fund and are net of management and incentive fees/allocation pursuant to the investment fund's applicable agreements. SOPLP may conclude, in certain circumstances, that after considering information reasonably available at the time the valuation is made and that the general partner or investment manager believes to be reliable, the NAY provided by an investment fund's general partner or investment manager is not representative of the fair value of SOPLP's interest in the investment fund. As of December 31, 2018, no valuation adjustments to NAY provided by the investment funds have been made. Because of the inherent uncertainty of valuation, the values of SOPLP's investment in the investment funds may differ significantly from the values that would have been used had an active market for the investments held by the investment funds been available. Financial Instruments Sold, Not Yet Purchased The Company has sold securities that it does not own and is, therefore, obligated to purchase such securities at a future date. The Company has recorded this obligation on the Consolidated Statement of Financial Condition at fair value. There is an element of market risk in that, if the securities sold short increase in value, it will be necessary to purchase the securities sold short at a cost in excess of the obligation reflected on the Consolidated Statement of Financial Condition. A gain, limited to the price at which the Company sold the security short, or a loss, potentially unlimited in amount, will be recognized upon the purchase of the security sold short. Deferred Rent Minimum lease payments are expensed ratably over the term of the lease. When a lease contains a predetermined fixed escalation of the minimum lease payments, the related rent expense is recognized on a straight-line basis. Lease incentives are deferred and amortized as a reduction to rent expense over the term of the lease, on a straight-line basis. The difference between cash paid and rent expense is recorded as deferred rent. Deferred rent is included in accrued expenses and other liabilities on the Consolidated Statement of Financial Condition. Income Taxes SOPH receives pass-through income from SOPLP, SOMFLP, SOHS and SOADY. Due to their classifications as partnerships for income tax purposes, these entities' income flows through to each partner's income tax return. As a result, these entities are not liable for Federal and New York State income taxes. These entities are liable for New York City Unincorporated Business Tax ("NYC UBT"), Tennessee Excise Tax, and various other municipality taxes. SOPC is classified as a corporation for income tax purposes and, therefore, is subject to Federal, state and city income taxes. SOPH may be liable for certain income taxes due to the effect of consolidation. The Company applies the provisions of ASC 740, Income Taxes, which clarifies the accounting for and reporting of income tax uncertainties, and requires additional disclosures related to uncertain income tax positions. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that the companies determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more- 12

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements likely-than-not recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The Company has analyzed the positions for all open tax years, and the positions to be taken for the tax year ended December 31, 2018 in its major jurisdictions and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Company has reviewed the major tax jurisdictions where the Company is organized and where the Company performs services. No reserves for uncertain tax positions were required to be recorded under ASC 740 for the year ended December 31, 2018. However, the Company's conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on· going analyses of and changes to tax laws, regulations and interpretations thereof. The open tax years under potential examination vary by jurisdiction. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Consolidated Statement of Income. As of December 31, 2018, there was no impact to the consolidated financial statements relating to accounting for uncertain income tax positions. The provision for NYC UBT, Tennessee Excise Tax and various other municipality taxes are included in accrued expenses and other liabilities in the Consolidated Statement of Financial Condition. Accounting Developments Adopted Accounting Standards Classification of Certain Cash Receipts and Cash Payments (ASC 230} In August 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016·15, Classification of Certain Cash Receipts and Cash Payments, to clarify whether certain items should be categorized as operating, investing or financing in the Consolidated Statement of Cash Flows. The amendments, in ASU 2016·15, provide guidance on eight issues. The Company adopted the guidance on the update for fiscal year ended December 31, 2018. The adoption of the ASU did not have a material impact in our Consolidated Statement of Cash Flows. In November 2016, the FASB issued ASU 2016·18, Statement of Cash Flows: Restricted Cash (Topic 230), to reduce diversity in the presentation of restricted cash and restricted cash equivalents. ASU 2016·18 requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented in the Consolidated Statement of Cash Flows. The Company has adopted the new guidance for the year ended December 31, 2018. The adoption of the ASU has had no material impact in the Company's financial statements and related disclosure. Revenue from Contracts with Customers (ASC 606) In May 2014, the FASB issued ASU 2014·09, Revenue from Contracts with Customers (Topic 606). This ASU, as amended, provides comprehensive guidance on the recognition of revenue earned from contracts with customers arising from the transfer of goods and services, guidance on accounting for certain contract costs, and new disclosures. ASU 2014·09 is effective for private companies for fiscal years ending December 31, 2019. As a broker dealer and public business enterprise, only SOPLP was required to adopt this guidance for the year ended December 31, 2018. As a result of adopting this ASU, SOPLP, among other things, delays recognition of non-refundable retainers on financial advisory assignments until the assignments are completed or when the assignment is otherwise concluded. For the other consolidated subsidiaries, the adoption of ASU 2014·09 and ASC 606 is required for the year ending December 31, 2019. The adoption of the ASU by SOPLP has had no material impact in the Company's consolidated financial statements and its previously presented results. 13

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Accounting Standards to be Adopted in Future Periods Changes to the Disclosure Requirements for Fair Value Measurement (ASC 820) In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework -Changes to the Disclosure Requirements for Fair Value Measurement. The objective of this guidance is to improve the effectiveness of disclosures related to Fair Value measurement in the notes to financial statements by eliminating certain disclosure requirements for fair value measurement, requiring public business entities to disclose certain new information and modifying some disclosure requirement. The guidance is effective for the Company's fiscal year ending December 31, 2020, and early adoption is permitted. The Company is currently evaluating the impact of the ASU on its disclosures in the financial statements. Leases (ASC 842) In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), that requires lessees to recognize a right-of-use asset and a lease liability in the Consolidated Statement of Financial Condition for all leases with the exception of short-term leases for which the recognition exemption is elected. For lessees, leases will continue to be classified as either operating or finance leases in the Consolidated Statement of Income. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842) Targeted Improvements, which allows for an additional transition method under the modified retrospective approach for the adoption of Topic 842. The two permitted transition methods are now: (1) to apply the new lease requirements at the beginning of the earliest period presented, and (2) to apply the new lease requirements at the effective date. SOPLP has adopted the standard on the effective date of January 1, 2019. The other consolidated subsidiaries entities will adopt the standard on the effective date of January 1, 2020. The adoption of the ASU has had no material impact on the Company's consolidated financial statements. 3. Significant Risk Factors In the normal course of business, the Company is engaged in various securities trading and brokerage activities servicing primarily domestic institutional clients. Trading activities are mainly generated by client order flow and the Company may, at times, take positions in financial instruments in order to facilitate institutional client transactions. These financial instruments are subject to, but not limited to, the following risks: Market Risk Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument. The Company's underwriting, market making, and trading activities may incur losses if the Company was unable to sell securities at anticipated price levels. Credit Risk Credit risk represents the potential for loss due to the default or deterioration of credit quality of an issuer of financial instruments that the Company holds. The Company monitors the credit quality of all significant financial instruments on a regular basis. Also, the Company is engaged in various trading and brokerage activities with counterparties that primarily include broker-dealers, banks and investment companies. Credit risk represents the potential loss that the Company would incur if the counterparties failed to perform pursuant to the terms of their obligations to the Company. The Company may be obligated to discharge the obligation of one or more non-performing counterparties. The Company minimizes its exposure to credit risk by monitoring counterparty exposure. Liquidity Risk Liquidity risk represents the possibility that the Company may not be able to rapidly adjust the size of their positions in times of high volatility and financial stress at a reasonable price. 14

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 4. Financial Instruments The following presents the Company's financial instruments' fair value as of December 31, 2018: Assets United States: Financial instruments owned: Exchange-traded equity securities Diversified financial services Investments measured at net asset value Total Financial Instruments Owned Liabilities United States: Financial instruments sold, not yet purchased: Exchange-traded equity securities Diversified financial services Total Financial Instruments Sold, Not Yet Purchased Level1 Total $5,480,377 $5,480,377 $(27,486) $ (27,486) $5,480,377 618,813 $6,099,190 (27,456) (27,456) The table below presents the fair value of the Company's investments in, and unfunded commitments to, private equity funds. Fair Value Private equity funds (a) $618,813 Unfunded Commitments (a) This category includes investments in private equity funds that invest in private companies in the global financial services industry. 5. Clearing Agreements Receivables from Clearing Brokers The Company has clearing agreements with the Brokers to carry its accounts as a customer of the dearing firms and the accounts of its customers. At times, the Company w1U have receivables and or payables to the Brokers for cash balances, collateral posted, commissions and amounts due to/from for securities transactions that have not yet settled as of December 31, 2:018. SOPLP is required to maintain collateral accounts with a minimum fair value of $1,350,000 in cash or qualifying U.S. Treasury securities. As of December 31, 2018, collateral of approximately $1,350,000 in qualifying U.S. Treasury securities is included in cash and cash equivalents in the Consolidated Statement of Financial Condition. 6. Affiliated Transactions At December 31, 2018, SOPH has receivables and payables from the Members of $2,398 and $302,975, respectively. 15

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

7. Fixed Assets, Net of Accumulated Depreciation and Amortization

Fixed assets, net as of December 31, 2018, consist of the following:

	Estimated Useful Life	Amount
Aircraft	7 years	$ 8,258,452
Leasehold improvements	Life of lease (ranging from 3 to 14 years)	12,208,526
Equipment	5 years	6,385,276
Furniture	7 years	3,342,720
		30,194,974
Less: Accumulated depreciation and amortization		(22,350,862)
Fixed Assets, Net		$ 7,844,112

Depreciation and amortization expense for the year amounted to approximately $1,703,000, which is included in office services in the Consolidated Statement of Income.

8. Commitments and Contingencies

Litigation

The Company is a defendant in various legal actions arising out of its activities as a broker-dealer. While predicting the outcome of litigation is inherently very difficult, and the ultimate resolution, range of loss and impact on operating results cannot be reliably estimated, management believes, based upon its understanding of the facts and the advice of applicable legal counsel, that it has meritorious defenses for all such actions and it intends to defend each of these vigorously, and that resolution of these actions in the aggregate is not expected to have a materially adverse effect on the Company's financial position.

Financing

The Company has the ability to finance fixed income positions using securities sold under repurchase agreements. The Company has master repurchase agreements with various counterparties. Also, the Company may utilize margin borrowing from the clearing brokers. As of December 31, 2018, no financing has been obtained using margin borrowing or repurchase agreements.

Operating Leases

SOPLP and SOMFLP lease office space and equipment under non-cancellable lease agreements expiring through 2027. Minimum rental payments are approximately:

Year ending December 31,	
2019	$ 7,797,000
2020	7,435,000
2021	7,019,000
2022	6,930,000
2023	6,571,000
Thereafter	22,560,000
Total	$58,312,000

Rent expense for the year amounted to approximately $6,446,000, which is included in operating lease expense in the Consolidated Statement of Income.

16

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 9. Profit Sharing 401 K Savings Plan The Company has a profit sharing plan (the "Plan") under Section 401 (k) of the Internal Revenue Code ("Code") covering substantially all of its employees. SOMFLP and SOPH have adopted the provisions of the Company's profit sharing plan. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary contribution by the Company that amounted to $550,000 for the year ended December 31, 2018. This expense is included in employee compensation and benefits in the Consolidated Statement of Income. 10. Regulatory Net Capital Requirements SOPLP is subject to the SEC Uniform Net Capital Rule, which requires the maintenance of minimum regulatory "net capital" and requires that the ratio of "aggregate indebtedness" to regulatory net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2018, SOPLP had regulatory net capital of approximately $130,615,000, which was approximately $125,232,000 in excess of the minimum regulatory net capital requirement of approximately $5,383,000. The ratio of aggregate indebtedness to regulatory net capital of SOPLP was 0.62 to 1. SOHS is subject to the Commodity Futures Trading Commission's minimum financial requirements, which requires that SOHS maintain net capital, as defined, equal to the greater of its requirements under Regulation 1.17 under the Commodity Exchange Act. At December 31, 2018, SOHS had net capital of $650,228, which exceeded the required net capital of $45,000 by $605,228. 11. Taxes The components of the income tax provision for the year ended December 31, 2018 that is attributable to income from operations is approximately as follows: Current Federal State and local Total current tax expense Deferred Federal State and local Total deferred tax expense Total income tax expense Total $210,000 3,712,218 3,922,218 15,000 15,000 $3,937,218 The effective tax rate of approximately 2.5% differs from the statutory tax rate of 4% and 6.5% for NYC UBT and Tennessee, respectively, mainly due to the apportionment of revenues to sources outside of New York City and Tennessee, where the Company's net income is not subject to NYC UBT and Tennessee Excise Tax. Revenues derived from SOPC is also subject to Federal Income Tax. Deferred taxes occur because of temporary differences arising from the Company's tax reporting which differ from the financial statement reporting under US GAAP. Deferred tax assets of approximately $55,000 and deferred tax liabilities of approximately $14,000 are recorded in other assets and accrued expenses and other liabilities, respectively, on the Statement of Financial Condition. 17

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 12. Revenues from Contracts with Customers The following table presents SOPLP's total revenues for the year ended December 31, 2018 disaggregated by revenues from contracts with customers and revenues from other sources: Disaggregated revenues from contracts with customers: Investment banking: Advisory service fees Underwriting fees Placement fees Total investment banking Commissions Total revenue from contracts with customers $179,232,434 41,351,213 28 892 934 249,476,581 12 747 999 $262,224,580 Under ASC 606, revenue from contracts with customers is recognized at a point in time when the performance obligation is complete. Revenue from a performance obligation satisfied at a point in time is recognized when SOPLP determines the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration the SOPLP expects in exchange for its services ("transaction price"). In determining the transaction price, SOPLP considers multiple factors, including the effects of variable consideration. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainties with respect to the amount are resolved. In determining when to include variable consideration in the transaction price, SOPLP considers the range of possible outcomes, the predictive value of SOPLP's past experience, the time period of when uncertainties are expected to be resolved and the amount of consideration that is susceptible to factors outside of SOPLP's influence, such as market volatility or the judgment and actions of third parties. Contract Balances The timing of revenue recognition may differ from the timing of payment by customers. SOPLP records a fee receivable when revenue is recognized prior to payment and it has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, SOPLP records a deferred fee until the performance obligation is completed or when the performance obligation is otherwise concluded. SOPLP had fees receivable related to revenues from contracts with customers of $1,635,000. SOPLP had no impairments related to these receivables as of December 31, 2018. SOPLP's deferred fees related to revenues from contracts with customers were $6,037,323 as of December 31, 2018. Remaining Performance Obligations Remaining performance obligations are services that SOPLP has committed to perform in the future in connection with its contracts with clients. SOPLP's remaining performance obligations are generally related to its financial advisory assignments. Revenues associated with remaining performance obligations relating to financial advisory assignments cannot be determined until the outcome of the transaction as the fees are contingent upon the completion of a specific performance obligation and/or the fees are considered variable. SOPLP does not disclose information about remaining performance obligations pertaining to contracts that have an original expected duration of one year or less. The transaction price allocated to remaining unsatisfied or partially unsatisfied performance obligations with an original expected duration exceeding one year was not material as of December 31, 2018. 18

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Incremental Contract Costs Incremental contract costs of obtaining a contract are expensed when incurred, provided the amortization period of the asset that would have been recognized in one year or less by SOPLP. 13. Subsequent Events Management has evaluated subsequent events through June 28, 2019, the date the consolidated financial statements were available to be issued. Management has determined that there are no material subsequent events that would require adjustments to, or disclosure in, the Company's consolidated financial statements, other than those listed below. For the period from January 1, 2018 through June 28, 2019, the Company had capital withdrawals of approximately $103,755,300 and capital contributions of approximately $6,727,300. 19

SOP Holdings, LLC and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2017

SOP Holdings, LLC and Subsidiaries Contents Independent Auditor's Report Consolidated Financial Statements: Statement of Financial Condition Statement of Income Statement of Changes in Members' Capital Statement of Cash Flows Notes to Consolidated Financial Statements 2 3 4 5 6 7 8-18

IBDO Independent Auditor's Report The Managing Member of SOP Holdings, LLC and Subsidiaries Tel: 212-885-8000 Fax: 212-697-1299 www.bdo.com 100 Park Avenue New York, NY 10017 We have audited the accompanying consolidated financial statements of SOP Holdings, LLC and its subsidiaries, which comprise the consolidated statement of financial condition as of December 31, 2017, and the related consolidated statements of income, changes in members' capital and cash flows for the year then ended, and the related notes to the consolidated financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SOP Holdings, LLC and its subsidiaries as of December 31, 2017, and the results of their operations, changes in their members' capital and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. May 08, 2018 3

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Financial Condition December 31, 2017 Assets Cash and cash equivalents Receivables from clearing brokers Fees receivable Financial instruments owned, at fair value Fixed assets, net of accumulated depreciation and amortization of $20,647,891 Due from affiliates Other assets Total Assets Liabilities and Members' Capital Liabilities: Financial instruments sold, not yet purchased, at fair value Commissions and bonuses payable Accrued expenses and other liabilities Total Liabilities Commitments and Contingencies (Note 8) Members' Capital: Members' capital attributable to controlling interest Members' capital attributable to noncontrolling interest Total Members' Capital Total Liabilities and Members' Capital $236,369,543 4,571,512 7,062, 161 5,908,898 8,970,292 426,973 5,335,951 $268,645,330 $ 1,568 64,545,825 24,851, 186 89,398,579 169,517,610 9, 729, 141 179,246,751 $268,645,330 See accompanying notes to consolidated financial statements. 4

SOP Holdings, LLC and Subsidiaries

Consolidated Statement of Income

Year ended December 31, 2017	
Revenues:	
Investment banking	$247,175,576
Principal transactions	56,120,854
Commissions	12,708,090
Management fees	9,366,253
Consulting fees	2,786,745
Other income	7,637,285
Total Revenues	335,794,803
Expenses:	
Employee compensation and benefits	127,349,979
Business promotion	14,796,158
Office services	12,524,985
Operating lease expense (Note 8)	8,177,233
Dues and subscriptions	5,177,978
Professional services	3,691,128
Clearing fees	1,460,308
Filing fees	1,017,975
Communications	777,548
Other	581,519
Total Expenses	175,554,811
Income before Provision for Income Taxes	160,239,992
Provision for Income Taxes	3,416,463
Net Income	156,823,529
Less: Net Income Attributable to Noncontrolling Interest	4,729,139
Net Income Attributable to Controlling Interest	$ 152,094,390

See accompanying notes to consolidated financial statements.

5

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Changes in Members' Capital Year ended December 31, 2017 Balance, January 1, 2017 Capital contributions Capital withdrawals Net income Balance, December 31, 2017 Members' Capital Attributable to Controlling Interest $145,817,609 4,414,142 (132,808,531) 152,094,390 $169,517,610 Members' Capital Attributable to Noncontrolling Interest $9,344,372 (4,344,370) 4,729,139 $9,729, 141 Total $155,161,981 4,414,142 (137,152,901) 156,823,529 $179,246,751 See accompanying notes to consolidated financial statements. 6

SOP Holdings, LLC and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31, 2017	
Cash Flows From Operating Activities:	
Net income	$ 156,823,529
Adjustments to reconcile net income to net cash provided by operating activities:	
Depreciation and amortization	1,703,499
(Increase) decrease in:	
Receivables from clearing brokers	(407,459)
Fees receivable	(3,209,706)
Financial instruments owned, at fair value	77,761
Due from affiliates	(101,681)
Other assets	591,645
Increase (decrease) in:	
Financial instruments sold, not yet purchased, at fair value	(6,555)
Commissions and bonuses payable	7,686,179
Due to affiliates	(34,764)
Accrued expenses and other liabilities	6,972,767
Net Cash Provided By Operating Activities	**170,095,215**
Cash Flows From Investing Activities:	
Purchase of fixed assets	(357,438)
Net Cash Used In Investing Activities	**(357,438)**
Cash Flows From Financing Activities:	
Capital contributions	4,414,142
Capital withdrawals	(137,152,901)
Net Cash Used In Financing Activities	**(132,738,759)**
Net Increase in Cash and Cash Equivalents	**36,999,018**
Cash and Cash Equivalents, Beginning of Year	**199,370,525**
Cash and Cash Equivalents, End of Year	**$ 236,369,543**
Supplemental Disclosures of Cash Flow Information:	
Cash paid for income taxes	$ 2,495,366
Interest paid	154,090

See accompanying notes to consolidated financial statements.

7

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 1. Organization SOP Holdings, LLC ("SOPH") is a limited liability company which was organized under the laws of Delaware. The consolidated financial statements include the accounts of SOPH and its majority owned subsidiaries: Sandler O'Neill & Partners Corp. ("SOPC"), Sandler O'Neill & Partners, LP. ("SOPLP"), Sandler O'Neill Advisors, LP. ("SOADV") and Sandler O'Neill Mortgage Finance LP ("SOMFLP"). SOPC is a New York corporation and the general partner of SOPLP. SOPC is the sole member of SOP Equipment LLC, Sandler O'Neill Real Estate Services LLC ("SORES"), SOAGP, LLC ("SOAGP") and MFGP LLC ("MFGP"). SOAGP is the general partner of SOADV. MFGP is the general partner of SOMFLP. Sandler O'Neill Mortgage Finance LLC is a wholly-owned subsidiary of SOMFLP. The accompanying consolidated financial statements include the accounts of SOPH, SOPC, SOPLP, SOADV, SORES, SOAGP, MFGP, SOP Equipment LLC and SOMFLP (collectively, the "Companies"). SOPLP is a Delaware limited partnership which provides brokerage and investment banking services. SOPLP is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority ("FINRA"). SOPLP has agreements with clearing brokers to clear securities transactions, carry customers' accounts on a fully disclosed basis and perform certain recordkeeping functions. Accordingly, SOPLP operates under the exemptive provisions of Securities and Exchange Commission ("SEC") Rule 15c3-3(k)(2)(ii). SOADV is a Delaware limited partnership that serves as a collateral manager of various collateralized debt obligation securities. SOADV also provides research and investment recommendations to its clients through the dissemination of research reports, as well as portfolio advisory and asset/liability analysis services for financial institutions. SOADV is registered as an investment advisor with the SEC. SOMFLP is a Delaware limited partnership that provides management services in the marketing of residential and commercial mortgage loans, consumer loans and mortgage loan servicing rights, and the execution of secondary market purchase, sale or securitization of existing mortgage loans. SOMFLP also provides consulting services to brokers of bank owned life insurance. The consolidated financial statements includes the accounts of SOMFLP and its wholly-owned subsidiary. 2. Significant Accounting Policies Principles of Consolidation The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of SOPH and its subsidiaries in which SOPH has an effective controlling interest. All significant intercompany transactions and accounts have been eliminated in consolidation. In accordance with ASC 810, Consolidation, the Companies retain the industry accounting and reporting guidance that is specific to the Broker-Dealer in the Consolidated Financial Statements. 8

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Cash and Cash Equivalents The Companies consider all highly liquid investments, with maturities of ninety days or less from the date of acquisition, as cash equivalents. Cash and cash equivalents held at financial institutions, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation. As of December 31, 2017, the Companies had approximately $222,443,000 of U.S. Treasury securities included in cash and cash equivalents in the consolidated statement of financial condition. Restricted cash of approximately $4, 118,000 is included in cash and cash equivalents. Restricted cash is collateral for letters of credit on operating leases and a depository account for the payment of benefits. Fixed Assets Fixed assets are carried at cost less accumulated depreciation and amortization. Furniture and fixtures, equipment and aircraft are depreciated over the estimated useful lives of the assets (ranging from 5-7 years) using the straight-line method. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the respective lease, using the straight-line method. The Companies' management reviews certain fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If an asset impairment is identified, the asset is written down to fair value. As of December 31, 2017, no fixed assets have been deemed impaired. Expenditures for maintenance and repairs are charged to expense in the period incurred and are reflected in operating expenses in the consolidated statement of income. Revenue Recognition Investment Banking SOPLP's investment banking revenues include fees for providing advisory services in mergers and acquisitions, arranging private placements and underwriting securities offerings. Fees for providing advisory services in mergers and acquisition and for arranging private placements are recorded when the transaction is completed. Underwriting fees are recorded at the time the underwriting is offered and the income is reasonably determinable. Underwriting fees are generally recorded net of syndicate expenses. Unreimbursed expenses relating to underwriting securities offerings, in which SOPLP acted as lead manager, are recorded in operating expenses in the consolidated statement of income. Principal Transactions SOPLP records principal transactions on a trade date basis, with realized and unrealized gains and losses reflected in principal transactions in the consolidated statement of income. Commissions SOPLP's revenue generated from commissions on equity securities sales is recognized on a trade date basis. 9

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Mortgage Finance Fees SOMFLP records management fees primarily related to the brokering of loans and other bank asset securities when contractually due. Management fees are separately negotiated for each transaction and primarily call for the SOMFLP to earn a fee based on the assets sold upon completion of a sale. Consulting Fees Consulting fees mainly consist of consulting agreements between SOMFLP and brokers of bank owned life insurance policies. SOMFLP records consulting fees when the insurance broker receives its fee from the insurance carrier and collection is determined to be reasonably assured. Fair Value of Financial Instruments The carrying value of the Companies' assets and liabilities, which qualify as financial instruments, approximate the fair value. Fair Value Measurement The Companies value all investments at fair value. U.S. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the investment based on available market data. Unobservable inputs are inputs that reflect the Companies' assumption about the factors market participants would use in valuing the investment based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the observability of inputs as follows: Level 1 - Valuations based on quoted prices in active markets for identical investments. Level 2 - Valuations based on (i) quoted prices in markets that are not active; (ii) quoted prices for similar investments in active markets; and (iii) inputs other than quoted prices that are observable or inputs derived from or corroborated by market data. Level 3 - Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement. The availability of observable inputs can vary from financial instruments to financial instruments and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models, or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Companies in determining fair value is greatest for instruments categorized in Level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Companies' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. 10

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when valuation inputs are not readily available, the Companies' own assumptions are used to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Companies use prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation. The following are types of financial instruments the Companies held as of December 31, 2017: Exchange-Traded Equity Securities Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in Level 1 of the fair value hierarchy. Private Equity Funds The private equity funds primarily consist of investments in privately-held companies, which are valued at fair value. These funds are primarily funds in which SOPLP's investments are not eligible for redemption. Distributions will be received from these funds as the underlying investments are liquidated. SOPLP does not directly invest in the underlying securities of the investment funds, and due to restrictions on the transferability and timing of withdrawals from the investment funds, the amounts realized upon liquidation could differ from these funds reported net asset values ("NAV"). The fair value of SOPLP's investment in an investment fund generally starts with the NAV of SOPLP's investment in the investment fund, as reported by the investment fund's general partner or investment manager, who determines the value of the investment fund's NAV in a manner consistent with Accounting Standards Codification ("ASC") Topic 946, "Financial Services - Investment Companies." All valuations utilize financial information supplied by the general partner or investment manager of each investment fund and are net of management and incentive fees/allocation pursuant to the investment fund's applicable agreements. SOPLP may conclude, in certain circumstances, that after considering information reasonably available at the time the valuation is made and that the general partner or investment manager believes to be reliable, the NAV provided by an investment fund's general partner or investment manager is not representative of the fair value of SOPLP's interest in the investment fund. As of December 31, 2017, no valuation adjustments to NAV provided by the investment funds have been made. Because of the inherent uncertainty of valuation, the values of SOPLP's investment in the investment funds may differ significantly from the values that would have been used had an active market for the investments held by the investment funds been available. Financial Instruments Sold, Not Yet Purchased The Companies have sold securities that it does not own and is, therefore, obligated to purchase such securities at a future date. The Companies have recorded this obligation on the consolidated statement of financial condition at fair value. There is an element of market risk in that, if the securities sold short increase in value, it will be necessary to purchase the securities sold short at a cost in excess of the obligation reflected on the consolidated statement of financial condition. A gain, limited to the price at which SOPLP sold the security short, or a loss, potentially unlimited in amount, will be recognized upon the purchase of the security sold short. 11

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Deferred Rent Minimum lease payments are expensed ratably over the term of the lease. When a lease contains a predetermined fixed escalation of the minimum lease payments, the related rent expense is recognized on a straight-line basis, and the difference between cash paid and rent expense is recorded as deferred rent, which is included in accrued expenses and other liabilities in the Consolidated Statement of Financial Condition. Lease incentives are deferred and amortized as a reduction to rent expense over the term of the lease, on a straight-line basis. The difference between cash paid and rent expense is recorded as def erred rent. Def erred rent is included in accrued expenses and other liabilities on the Consolidated Statement of Financial Condition. Use of Estimates The preparation of financial statements in conformity with U.S. GMP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could significantly differ from those estimates. Income Taxes SOPH receives pass-through income from SOPLP, SOMFLP and SOADV. Due to their classifications as partnerships for income tax purposes, these entities' income flows through to each partner's income tax return. As a result, these entities are not liable for Federal and New York State income taxes. These entities are liable for New York City Unincorporated Business Tax ("NYC UBT"), Tennessee Excise Tax, and various other municipality taxes. SOPC is classified as a corporation for income tax purposes and, therefore, is subject to Federal, state and city income taxes. SOPH may be liable for certain income taxes due to the effect of consolidation. The Companies apply the provisions of ASC 740, "Income Taxes", which clarifies the accounting for and reporting of income tax uncertainties, and requires additional disclosures related to uncertain income tax positions. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that the Companies determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Companies presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The Companies have analyzed the positions for all open tax years, and the positions to be taken for the tax year ended December 31, 2017 in its major jurisdictions, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Companies have reviewed the major tax jurisdictions where the Companies are organized and where the Companies perform services. No reserves for uncertain tax positions were required to be recorded under ASC 740 for the year ended December 31, 2017. However, the Companies' conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The open tax years under potential examination vary by jurisdiction. The Companies recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the consolidated statement of income. As of December 31, 2017, there was 12

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements no impact to the consolidated financial statements relating to accounting for uncertain income tax positions. The provision for NYC UBT, Tennessee Excise Tax and various other municipality taxes are included in accrued expenses and other liabilities in the consolidated statement of financial condition. Recent Accounting Pronouncements Revenue Recognition In March 2016, the Financial Accounting Standards Board ("FASS") issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net) ("ASU 2016-08"), to clarify, by amending, certain aspects of the principal-versus-agent guidance in the new revenue recognition model pursuant to ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014- 09"). In May 2014, the FASS issued ASU 2014-09. As amended, ASU 2014-09, provides comprehensive guidance on the recognition of revenue from customers arising from the transfer of goods and services, guidance on accounting for certain contract costs, and new disclosures. ASU 2014-09 is effective for the Companies' year ending December 31, 2019. The Companies will early adopt ASU 20117-09 as of January 1, 2018. It is to be applied using one of two retrospective application methods, with early application not permitted. The Companies' implementation efforts have included identifying revenues and associated costs within the scope of the guidance, reviewing contracts, and analyzing any changes to its existing revenue recognition policies. Adopting ASU 2014-09, will not result in any material changes to the Companies' current revenue recognition policy. The Companies will change the current presentation of certain costs from a net presentation within net revenues to a gross basis. Historically, certain expense reimbursements related to investment banking revenues have been credited to non-compensation expenses in the Consolidated Statement of Income. Under ASU 2014-09, these expense reimbursements will be recognized as investment banking revenue in the Statement of Income. The Companies do not currently expect that ASU 2014-09 will have a material impact on its consolidated financial statements. Leases In February 2016, the FASS issued ASU No. 2016-02, Leases (Topic 842) that requires Lessees to recognize a right-of ·use asset and a lease liability on the balance sheet for all Leases with the exception of short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the Statement of Income. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model. Lessors will continue to classify leases as operating, direct financing or sales-type leases. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The guidance is effective for fiscal years beginning after December 15, 2019 (January 1, 2020 for the Companies). Early adoption is permitted. The Companies are currently evaluating the transition method that will be elected and the potential impact of the new guidance on its consolidated financial statements and related disclosures. 13

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Statement of Cash Flows In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, to clarify whether certain items should be categorized as operating, investing or financing in the Statement of Cash Flows. The amendments, in ASU 2016-15, provide guidance on eight issues. The new standard is effective for the Companies' fiscal year ending December 31, 2018. Early adoption is permitted. The Companies are currently evaluating the potential impact of the new guidance on its consolidated financial statements and related disclosures. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash (Topic 230), to reduce diversity in the presentation of restricted cash and restricted cash equivalents. ASU 2016-18 requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the Statement of Cash Flows. The new standard is effective for the Companies’ fiscal year ending December 31, 2019. Early adoption is permitted. The Companies have adopted the new guidance for the year ending December 31 , 2018 and does currently expect that the new guidance will have a material impact on its consolidated financial statements and related disclosures. 3. Significant Risk Factors In the normal course of business, the Companies are engaged in various securities trading and brokerage activities servicing primarily domestic institutional clients. Trading activities are mainly generated by client order flow and the Companies may, at times, take positions in financial instruments in order to facilitate institutional client transactions. These financial instruments are subject to, but not limited to, the following risks: Market Risk Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument. Credit Risk Credit risk represents the potential for loss due to the default or deterioration of credit quality of an issuer of financial instruments that the Companies hold. The Companies monitor the credit quality of all significant financial instruments on a regular basis. Also, the Companies are engaged in various trading and brokerage activities with counterparties that primarily include broker-dealers, banks and investment companies. Credit risk represents the potential loss that the Companies would incur if the counterparties failed to perform pursuant to the terms of their obligations to the Companies. The Companies may be obligated to discharge the obligation of one or more non-performing counterparties. The Companies minimize their exposure to credit risk by monitoring counterparty exposure. Liquidity Risk Liquidity risk represents the possibility that the Companies may not be able to rapidly adjust the size of their positions in times of high volatility and financial stress at a reasonable price. 14

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 4. Financial Instruments The following presents the Companies' financial instruments' fair value as of December 31, 2017: Assets United States: Financial instruments owned: Exchange-traded equity securities Diversified financial services Investments measured at net asset value Total financial instruments owned Liabilities United States: Financial instruments sold, not yet purchased: Exchange-traded equity securities Diversified financial services Total Financial instruments sold, not yet purchased Level 1 $5,344,918 $5,344,918 $ (1,568) $ (1,568) Total $5,344,918 563,980 $5, 908,898 $ (1,568) $ (1,568) The table below presents the fair value of the Companies' investments in, and unfunded commitments to, private equity funds. Unfunded Fair Value Commitments Private equity funds (a) $563,980 $7,500 (a) This category includes investments in private equity funds that invest in private companies in the global financial services industry. 5. Clearing Agreements Receivables From Clearing Brokers SOPLP has clearing agreements with Pershing and NFS ("the Brokers") to carry its accounts as a customer of the clearing firms and the accounts of its customers. At times, SOPLP and SOMFLP will have receivables and or payables to the Brokers, which includes cash balances, net of margin debt balances, collateral posted, amounts due to/from for securities transactions that have not yet settled at December 31, 2017, and commissions related to securities transactions. SOPLP is required to maintain a collateral accounts with a minimum fair value of $1,350,000 in cash or qualifying U.S. Treasury securities. As of December 31, 2017, collateral of approximately $1,350,000 in qualifying U.S. Treasury securities is included in cash and cash equivalents in the Consolidated Statement of Financial Condition. 15

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 6. Affiliated Transactions At December 31, 2017, SOPH receivables from the Members of $426, 973. 7. Fixed Assets Fixed assets, net as of December 31, 2017 consist of the following: Aircraft Leasehold improvements Equipment Furniture Less: Accumulated depreciation and amortization Fixed Assets, net Estimated Useful Lives 7 years Life of lease (ranging from 3 to 14 years: 5 years 7 years Amount $7,915,598 12,203,137 6,156,729 3,342,719 $29,618, 183 (20,647,891) $8,970,292 Depreciation and amortization expense for the year amounted to approximately $1,703,500, which is included in office services in the Consolidated Statement of Income. 8. Commitments and Contingencies Litigation The Companies are a defendant in various legal actions arising out of its activities as a broker-dealer. While predicting the outcome of litigation is inherently very difficult, and the ultimate resolution, range of loss and impact on operating results cannot be reliably estimated, management believes, based upon its understanding of the facts and the advice of applicable legal counsel, that it has meritorious defenses for all such actions and it intends to defend each of these vigorously, and that resolution of these actions in the aggregate is not expected to have a materially adverse effect on the Companies' financial position. Financing The Companies have the ability to finance fixed income positions using securities sold under repurchase agreements. The Companies have master repurchase agreements with various counterparties. Also, the Companies may utilize margin borrowing from its clearing brokers. As of December 31, 2017, no financing has been obtained using margin borrowing or repurchase agreements. 16

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Operating Leases SOPLP and SOMFLP lease office space and equipment under noncancelable lease agreements expiring through 2027. Minimum rental payments approximate. Year ending December 31, 2018 2019 2020 2021 2022 Thereafter $7,618,000 7,000,000 6,593,000 6,194,000 6,185,000 28,122,000 $61,712,000 Rent expense for the year amounted to approximately $6,421, 100, which is included in operating lease expense in the Consolidated Statement of Income. 9. Profit Sharing 401 K Savings Plan The Companies have a profit sharing plan (the "Plan") under Section 401 (k) of the Internal Revenue Code ("Code") covering substantially all of its employees. SOMFLP and SOPH have adopted the provisions of the Companies' profit sharing plan. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary contribution by the Companies that amounted to $550,000 for the year ended December 31, 2017. This expense is included in employee compensation and benefits in the Consolidated Statement of Income. 10. Regulatory Net Capital Requirements SOPLP is subject to the SEC Uniform Net Capital Rule, which requires the maintenance of minimum regulatory " net capital" and requires that the ratio of "aggregate indebtedness" to regulatory net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2017, SOPLP had regulatory net capital of approximately $144,254,000, which was approximately $138,40,000 in excess of the minimum regulatory net capital requirement of approximately $5,07,000. The ratio of aggregate indebtedness to regulatory net capital of the Companies was 0.60 to 1. 11. Taxes The components of the income tax provision for the year ended December 31, 2017, that is attributable to income from operations is approximately as follows: Current Federal State and local Total current tax expense Deferred Federal State and local Total deferred tax expense Total income tax expense $ $ $ $ $ 17

370,000 3,042,463 3,412,463 4,000 4,000 3,416,463 SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements The effective tax rate of approximately 2.13% differs from the statutory tax rate of 4% and 6.5% for NYC UBT and Tennessee, respectively, mainly due to the apportionment of revenues to sources outside of New York City and Tennessee, where the Companies' net income is not subject to NYC UBT and Tennessee Excise Tax. Revenues derived from SOPC is also subject to Federal Income Tax. Deferred taxes occur because of temporary differences arising from the Companies' tax reporting which differ from the financial statement reporting under US GAAP. Deferred tax assets of approximately $55,000 and deferred tax liabilities of approximately $11 ,000 are recorded in other assets and accrued expenses and other liabilities, respectively, on the Statement of Financial Condition. 12. Subsequent Events Management has evaluated subsequent events through May 8, 2018 the date the consolidated financial statements were available to be issued. Management has determined that there are no material subsequent events that would require adjustments to, or disclosure in, the Companies' consolidated financial statements, other than those listed below. For the period from January 1, 2018 through May 8, 2018, the Companies had capital withdrawals of approximately $97,540,000 and capital contributions of approximately 4,606,000. 18

SOP Holdings, LLC and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2016

SOP Holdings, LLC and Subsidiaries Contents Independent Auditor's Report Consolidated Financial Statements: Statement of Financial Condition Statement of Income Statement of Changes in Members' Capital Statement of Cash Flows Notes to Consolidated Financial Statements 2 3-4 5 6 7 8 9-19

Independent Auditor's Report The Managing Member of SOP Holdings, LLC and Subsidiaries Tel: 212-885-8000 Fax : 212 697·1299 www.bdo.com 100 Park Avenue New York, NY 10017 We have audited the accompanying consolidated financial statements of SOP Holdings, LLC and its subsidiaries, which comprise the consolidated statement of financial condition as of December 31, 2016, and the related consolidated statements of income, changes in partners' capital and cash flows for the year then ended, and the related notes to the consolidated financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. BOO USA, 11 P . • 't Dt-~l-0w.uc hro1tPd Hability r\;11W1:.'r'>hip. ~s the u S. member of BOO International I imited . (I UK <;ompany Hmitccl by guarant.C'c, and fomts part of !)1(' iotemJti01Ml 6(>0 networ~ of in<lep.cndcnt member fimi-s.. 61)~) •S the brand name tor the fjt){) nc-twork and fr.if each of th<> 800 ~?mbN firm~. 3

IBDO In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SOP Holdings, LLC and its subsidiaries as of December 31, 2016, and the results of their operations, changes in their partners' capital and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. March 31, 2017 4

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Financial Condition December 31, 2016 Assets Cash and cash equivalents Receivables from clearing brokers Fees receivable Financial instruments owned, at fair value Fixed assets, net of accumulated depreciation and amortization of $18,944,392 Due from affiliates Other assets Total Assets Liabilities and Members' Capital Liabilities: Financial instruments sold, not yet purchased, at fair value Commissions and bonuses payable Accrued expenses and other liabilities Due to affiliates Total Liabilities Commitments and Contingencies (Note 8) Members' Capital: Members' capital attributable to controlling interest Members' capital attributable to noncontrolling interest Total Members' Capital Total Liabilities and Members' Capital $199,370,525 4,164,053 3,852,455 5,986,659 10,316,353 325,292 5,927,596 $229,942,933 $8,123 56,859,646 17,878,419 34,764 74,780,952 145,817,609 9,344,372 155,161,981 $229,942,933 See accompanying notes to consolidated financial statements. 5

SOP Holdings, LLC and Subsidiaries

Consolidated Statement of Income

Year ended December 31, 2016	
Revenues:	
Investment banking	$206,152,292
Principal transactions	60,221,173
Commissions	15,235,046
Mortgage finance fees	6,560,434
Other income	11,762,503
Total Revenues	299,931,448
Expenses:	
Employee compensation and benefits	104,540,910
Operating expenses	45,249,514
Clearance fees	1,552,789
Interest expense	301,805
Total Expenses	151,645,018
Income before Provision for State and Local Income Taxes	148,286,430
Provision for State and Local Income Taxes	(3,699,201)
Net Income	144,587,229
Less: Net Income Attributable to Noncontrolling Interest	4,346,480
Net Income Attributable to Controlling Interest	$ 140,240,749

See accompanying notes to consolidated financial statements.

6

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Changes in Members' Capital Year ended December 31, 2016 Balance, January 1, 2016 Capital contributions Capital withdrawals Net income Balance, December 31, 2016 Members' Capital Attributable to Controlling Interest $146,448,109 9,925,563 (150,796,812) 140,240,749 $ 145,817,609 Members' Capital Attributable to Noncontrolling Interest $8,774,747 (3,776,855) 4,346,480 $ 9,344,372 Total $ 155,222,856 9,925,563 (154,573,667) 144,587,229 $155,161,981 See accompanying notes to consolidated financial statements. 7

SOP Holdings, LLC and Subsidiaries Consolidated Statement of Cash Flows Year ended December 31, 2016 Cash Flows From Operating Activities: Net income Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization (Increase) decrease in: Receivables from clearing brokers Fees receivable Financial instruments owned, at fair value Due from affiliates Other assets Increase (decrease) in: Financial instruments sold, not yet purchased, at fair value Commissions and bonuses payable Due to affiliates Accrued expenses and other liabilities Net Cash Provided By Operating Activities Cash Flows From Investing Activities: Purchase of fixed assets Net Cash Used In Investing Activities Cash Flows From Financing Activities: Capital contributions Capital withdrawals Net Cash Used In Financing Activities Net Increase in Cash and Cash Equivalents Cash and Cash Equivalents, Beginning of Year Cash and Cash Equivalents, End of Year Supplemental Disclosures of Cash Flow Information: Cash paid for income taxes Interest paid $144,587,229 3,143,781 9,386,862 (1,589,442) 2,382,804 141,646 16, 919 (2,066) (659,811) (2,268,269) (6,528,029) 148,611,624 (360,610) (360,610) 9,925,563 (154,573,667) (144,648,104) 3,602,910 195,767,615 $199,370,525 $3,637,387 301,805 See accompanying notes to consolidated financial statements. 8

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 1. Organization SOP Holdings, LLC ("SOPH") is a limited liability company which was organized under the laws of Delaware. The consolidated financial statements include the accounts of SOPH and its majority owned subsidiaries, Sandler O'Neill & Partners Corp. ("SOPC"), Sandler O'Neill & Partners, L.P. ("SOPLP"), Sandler O'Neill Advisors, L.P. ("SOADV") and Sandler O'Neill Mortgage Finance LP ("SOMFLP"). SOPC is a New York corporation and the general partner of SOPLP. SOPC is the sole member of SOP Equipment LLC, Sandler O'Neill Real Estate Services LLC ("SORES"), SOAGP, LLC ("SOAGP") and MFGP LLC ("MFGP"). SOAGP is the general partner of SOADV. MFGP is the general partner of SOMFLP. Sandler O'Neill Mortgage Finance LLC is a wholly-owned subsidiary of SOMFLP. The accompanying consolidated financial statements include the accounts of SOPH, SOPC, SOPLP, SOADV, SORES, SOAGP, MFGP, SOP Equipment LLC and SOMFLP (collectively, the "Companies"). SOPLP is a Delaware limited partnership which provides brokerage and investment banking services. SOPLP is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority ("FINRA"). SOPLP has agreements with clearing brokers to clear securities transactions, carry customers' accounts on a fully disclosed basis and perform certain recordkeeping functions. Accordingly, SOPLP operates under the exemptive provisions of Securities and Exchange Commission ("SEC") Rule 15c3-3(k)(2)(ii). SOADV is a Delaware limited partnership that serves as a collateral manager of various collateralized debt obligation securities. SOADV also provides research and investment recommendations to its clients through the dissemination of research reports, as well as portfolio advisory and asset/liability analysis services for financial institutions. SOADV is registered as an investment advisor with the SEC. SOMFLP is a Delaware limited partnership that provides management services in the marketing of residential and commercial mortgage loans, consumer loans and mortgage loan servicing rights, and the execution of secondary market purchase, sale or securitization of existing mortgage loans. SOMFLP also provides consulting services to brokers of bank owned life insurance. The consolidated financial statements includes the accounts of SOMFLP and its wholly-owned subsidiary. 2. Significant Accounting Policies Principles of Consolidation The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of SOPH and its subsidiaries in which SOPH has an effective controlling interest. All significant intercompany transactions and accounts have been eliminated in consolidation. 9

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Cash and Cash Equivalents The Companies consider all highly liquid investments, with maturities of ninety days or less as cash equivalents. Cash and cash equivalents held at financial institutions, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation. As of December 31, 2016, the Companies had approximately $183,899,000 of U.S. Treasury securities included in cash and cash equivalents in the consolidated statement of financial condition. Restricted cash of approximately $8,672,000 is included in cash and cash equivalents. Restricted cash is collateral for Letters of credit on operating leases. Fixed Assets Fixed assets are carried at cost less accumulated depreciation and amortization. Furniture and fixtures, equipment and aircraft are depreciated over the estimated useful lives of the assets (ranging from 5-7 years) using the straight-line method. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the respective lease, using the straight-line method. The Companies' management reviews certain fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If an asset impairment is identified, the asset is written down to fair value. As of December 31, 2016, no fixed assets have been deemed impaired. Expenditures for maintenance and repairs are charged to expense in the period incurred and are reflected in operating expenses in the consolidated statement of income. Revenue Recognition • Investment Banking SOPLP's investment banking revenues include fees for providing advisory services in mergers and acquisitions, arranging private placements and underwriting securities offerings. Fees for providing advisory services in mergers and acquisition and for arranging private placements are recorded when the transaction is completed. Underwriting fees are recorded at the time the underwriting is offered and the income is reasonably determinable. Underwriting fees are generally recorded net of syndicate expenses. Unreimbursed expenses relating to underwriting securities offerings, in which SOPLP acted as lead manager, are recorded in operating expenses in the consolidated statement of income. Principal Transactions SOPLP records principal transactions on a trade date basis, with realized and unrealized gains and losses reflected in principal transactions in the consolidated statement of income. Commissions SOPLP's revenue generated from commissions on equity securities sales is recognized on a trade date basis. 10

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Mortgage Finance Fees SOMFLP records management fees primarily related to the brokering of loans and other bank asset securities when contractually due. Management fees are separately negotiated for each transaction and primarily call for the SOMFLP to earn a fee based on the assets sold upon completion of a sale. Other Income Other income mainly consists of consulting agreements with brokers of bank-owned life insurance policies. The Companies record consulting fees when the insurance broker receives its fee from the insurance carrier and collection is determined to be reasonably assured. Fair Value of Financial Instruments The carrying value of the Companies' assets and liabilities, which qualify as financial instruments, approximate the fair value. Fair Value Measurement The Companies value all investments at fair value. U.S. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the investment based on available market data. Unobservable inputs are inputs that reflect the Companies' assumption about the factors market participants would use in valuing the investment based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the observability of inputs as follows: Level 1 - Valuations based on quoted prices in active markets for identical investments. Level 2 - Valuations based on (i) quoted prices in markets that are not active; (ii) quoted prices for similar investments in active markets; and (iii) inputs other than quoted prices that are observable or inputs derived from or corroborated by market data. Level 3 - Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement. The availability of observable inputs can vary from financial instruments to financial instruments and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models, or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Companies in determining fair value is greatest for instruments categorized in Level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Companies' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. 11

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when valuation inputs are not readily available, the Companies' own assumptions are used to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Companies use prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation. The following are types of financial instruments the Companies held as of December 31, 2016: Exchange-Traded Equity Securities Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in Level 1 of the fair value hierarchy. Investment Funds Investments in investment funds are generally valued at their net asset value ("NAY") as reported by the underlying funds. Investment funds consist of private equities and hedge funds held by SOPLP. The hedge funds consist of readily marketable and non-readily marketable securities which are valued at fair value. Withdrawals from the hedge funds are permitted on a quarterly to semi-annual basis with 90 days' notice, as specified in their respective agreements. The private equity fonds primarily consist of investments in privately-held companies, which are valued at fair value. These funds are primarily funds in which SOPLP's investments are not eligible for redemption. Distributions will be received from these funds as the underlying assets are liquidated. SOP LP does not directly invest in the underlying securities of the investment funds, and due to restrictions on the transferability and timing of withdrawals from the investment funds, the amounts realized upon liquidation could differ from such reported values. The fair value of SOPLP's investment in an investment fund generally starts with the NAY of SOPLP's investment in the investment fund as reported by the investment fund's general partner or investment manager, who determines the value of the investment fund's NAY in a manner consistent with Accounting Standards Codification ("ASC") Topic 946, "Financial Services - Investment Companies." All valuations utilize financial information supplied by the general partner or investment manager of each investment fund and are net of management and incentive fees/allocation pursuant to the investment fund's applicable agreements. SOPLP may conclude, in certain circumstances, that after considering information reasonably available at the time the valuation is made and that the general partner or investment manager believes to be reliable, the NAY provided by an investment fund's general partner or investment manager is not representative of the fair value of SOPLP's interest in the investment fund. As of December 31, 2016, no valuation adjustments to NAY provided by the investment funds have been made. Because of the inherent uncertainty of valuation, the values of SOPLP's investment in the investment funds may differ significantly from the values that would have been used had an active market for the investments held by the investment funds been available. 12

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Financial Instruments Sold, Not Yet Purchased The Companies have sold securities that it does not own and is, therefore, obligated to purchase such securities at a future date. The Companies have recorded this obligation on the consolidated statement of financial condition at fair value. There is an element of market risk in that, if the securities sold short increase in value, it will be necessary to purchase the securities sold short at a cost in excess of the obligation reflected on the consolidated statement of financial condition. A gain, limited to the price at which SOPLP sold the security short, or a loss, potentially unlimited in amount, will be recognized upon the purchase of the security sold short. Deferred Rent Minimum lease payments are expensed ratably over the term of the lease. When a lease contains a predetermined fixed escalation of the minimum lease payments, the related rent expense is recognized on a straight-line basis, and the difference between cash paid and rent expense is recorded as deferred rent, which is included in accrued expenses and other liabilities in the consolidated statement of financial condition. Lease incentives are deferred and amortized as a reduction to rent expense over the term of the lease, on a straight-line basis. Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could significantly differ from those estimates. Income Taxes SOPH receives pass-through income from SOPLP, SOMFLP and SOADV. Due to their classifications as partnerships for income tax purposes, these entities' income flows through to each partner's income tax return. As a result, these entities are not liable for Federal and New York State income taxes. These entities are liable for New York City Unincorporated Business Tax ("NYC UBT"), Tennessee Excise Tax, and various other municipality taxes. SOPC is classified as a corporation for income tax purposes and, therefore, is subject to Federal, state and city income taxes. SOPH may be liable for certain income taxes due to the effect of consolidation. The Companies apply the provisions of ASC 740, "Income Taxes", which clarifies the accounting for and reporting of income tax uncertainties, and requires additional disclosures related to uncertain income tax positions. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that the Companies determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Companies presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The Companies have analyzed the positions for all open tax years, and the positions to be taken for the tax year ended December 31, 2016 in its major jurisdictions, and has determined whether 13

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Companies have reviewed the major tax jurisdictions where the Companies are organized and where the Companies perform services. No reserves for uncertain tax positions were required to be recorded under ASC 740 for the year ended December 31, 2016. However, the Companies' conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The open tax years under potential examination vary by jurisdiction. The Companies recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the consolidated statement of income. As of December 31, 2016, there was no impact to the consolidated financial statements relating to accounting for uncertain income tax positions. The provision for NYC UBT, Tennessee Excise Tax and various other municipality taxes are included in accrued expenses and other liabilities in the consolidated statement of financial condition. Recent Accounting Pronouncements Revenue from Contracts with Customers In March 2016, the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), to clarify certain aspects of the principal-versus-agent guidance in the new revenue recognition standard. The amendments in ASU No. 2016-08 will be in effect for the Companies' fiscal year ending December 31, 2018. The Companies are currently evaluating the potential impact of this new guidance on its financial statements and related disclosures, as well as the available transition methods. Revenue from Contracts with Customers - Principal versus Agent Considerations: In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations ("ASU 2016-08"). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for this ASU is the same as the effective date for ASU 2014-09, Revenue from Contracts with Customers. The Companies are currently evaluating the impact that this standard update will have on our consolidated financial statements. Leases In February 2016, the FASB issued ASU No. 2016-02, "Leases" (Topic 842). The new standard establishes a right-of-use ("ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. The Companies are in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements. 14

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Statement of Cash Flows In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, to clarify whether certain items should be categorized as operating, investing or financing in the statement of cash flows. The amendments in the ASU provide guidance on eight issues. The new standard is effective for the Companies' fiscal year ending December 31, 2018. Early adoption is permitted. The Companies are currently evaluating the potential impact of this new guidance on its financial statements and related disclosures. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash (Topic 230), to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement. The statement requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. The new standard is effective for the Companies' fiscal year ending December 31, 2019. Early adoption is permitted. The Companies are currently evaluating the potential impact of this new guidance on its financial statements and related disclosures. 3. Significant Risk Factors In the normal course of business, the Companies are engaged in various securities trading and brokerage activities servicing primarily domestic institutional clients. Trading activities are mainly generated by client order flow and the Companies may, at times, take positions in financial instruments in order to facilitate institutional client transactions. These financial instruments are subject to, but not limited to, the following risks: Market Risk Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument. Credit Risk Credit risk represents the potential for loss due to the default or deterioration of credit quality of an issuer of financial instruments that the Companies hold. The Companies monitor the credit quality of all significant financial instruments on a regular basis. Also, the Companies are engaged in various trading and brokerage activities with counterparties that primarily include broker-dealers, banks and investment companies. Credit risk represents the potential loss that the Companies would incur if the counterparties failed to perform pursuant to the terms of their obligations to the Companies. The Companies may be obligated to discharge the obligation of one or more non-performing counterparties. The Companies minimize their exposure to credit risk by monitoring counterparty exposure. Liquidity Risk Liquidity risk represents the possibility that the Companies may not be able to rapidly adjust the size of their positions in times of high volatility and financial stress at a reasonable price. 15

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 4. Financial Instruments The following presents the Companies' financial instruments' fair value as of December 31, 2016: Assets United States: Financial instruments owned: Exchange-traded equity securities Diversified financial services Other investments: Investments measured at net asset value Total financial instruments owned Liabilities United States: Financial instruments sold, not yet purchased: Exchange-traded equity securities Diversified financial services Total Financial instruments sold, not yet purchased Level 1 $4,992, 190 $4,992, 190 $ (8,123) $ (8, 123) Total $4,992, 190 994,469 $5,986,659 $ (8,123) $ (8, 123) The table below presents the fair value of the Companies' investments in, and unfunded commitments to, hedge funds and private equity funds. Type of Investment Funds Long/short hedge funds (a) Private equity funds (b) Total Fair Value $309,645 684,824 $994,469 Unfunded Commitments $ 15,000 $15,000 (a) This category includes investments in hedge funds that invest in domestic long/short positions in equity securities, warrants, corporate bonds and other investment partnerships. (b) This category includes investments in private equity funds that invest in private companies in the global financial services industry. 5. Clearing Agreements Receivables From Clearing Brokers The Companies have clearing agreements with Pershing and NFS ("the Brokers") to carry its accounts as a customer of the clearing firms and the accounts of its customers. At times, SOPLP and SOMFLP will have receivables and or payables to the Brokers, which includes cash balances, net of margin debt balances, collateral posted, amounts due to/from for securities transactions that have not yet settled at December 31, 2016, and commissions related to securities transactions. SOPLP is required to maintain a collateral accounts with a minimum fair value of $1 ,350,000 in cash or qualifying U.S. Treasury securities. As of December 31, 2016, collateral of approximately $1,350,000 in qualifying U.S. Treasury securities is included in cash and cash equivalents in the consolidated statement of financial condition. 16

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements 6. Affiliated Transactions At December 31, 2016, SOPH has a distribution payable to the Members of $34, 764 and receivables from the Members of $325,292. 7. Fixed Assets Fixed assets, net as of December 31, 2016 consist of the following: Aircraft Leasehold improvements Equipment Furniture Less: Accumulated depreciation and amortization Fixed Assets, net Estimated Useful Lives 7 years Life of lease (ranging from 3 to 14 years 5 years 7 years Amount $7,915,598 12,203, 137 5,799,291 3,342,719 29,260,745 (18,944,392) $10,316,353 Depreciation and amortization expense for the year amounted to approximately $3, 144,000, which is included in operating expenses in the consolidated statement of income. 8. Commitments and Contingencies Litigation The Companies are a defendant in various legal actions arising out of its activities as a broker-dealer. While predicting the outcome of litigation is inherently very difficult, and the ultimate resolution, range of loss and impact on operating results cannot be reliably estimated, management believes, based upon its understanding of the facts and the advice of applicable legal counsel, that it has meritorious defenses for all such actions and it intends to defend each of these vigorously, and that resolution of these actions in the aggregate is not expected to have a materially adverse effect on SOPLP's financial position. Financing The Companies have the ability to finance fixed income positions using securities sold under repurchase agreements. The Companies have master repurchase agreements with various counterparties. Also, the Companies may utilize margin borrowing from its clearing brokers. As of December 31, 2016, no financing has been obtained using margin borrowing or repurchase agreements. 17

SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements Operating Leases SOPLP and SOMFLP lease office space and equipment under expiring through 2027. Minimum rental payments approximate. Non cancellable lease agreements Year ending December 31, 2017 2018 2019 2020 2021 Thereafter s 8, 119,000 7,553,000 6,937,000 6,562,000 6, 194,000 34,307,000 $69,672,000 Rent expense for the year amounted to approximately $7,091, 100, which is included in operating expenses in the consolidated statement of income. 9. Profit Sharing 401 K Savings Plan The Companies have a profit sharing plan (the "Plan") under Section 401 (k) of the Internal Revenue Code ("Code") covering substantially all of its employees. SOMFLP and SOPH have adopted the provisions of the Companies' profit sharing plan. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary contribution by the Companies that amounted to $500,000 for the year ended December 31, 2016. This expense is included in employee compensation and benefits in the consolidated statement of income. 10. Regulatory Net Capital Requirements SOPLP is subject to the SEC Uniform Net Capital Rule, which requires the maintenance of minimum regulatory "net capital" and requires that the ratio of "aggregate indebtedness" to regulatory net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2016, SOPLP had regulatory net capital of approximately $1 19,276,000, which was approximately $114,488,000 in excess of the minimum regulatory net capital requirement of approximately $4,788,000. The regulatory net capital ratio of the Partnership was 0.60 to 1. 11. Taxes The components of the income tax provision for the year ended December 31, 2016, that is attributable to income from operations is approximately as follows: Current Federal State and local Total current tax expense Deferred Federal State and local Total deferred tax expense Total income tax expense 18

$110,000 3,524,201 $ 3,634,201 $65,000 $65,000 $3,699,201 SOP Holdings, LLC and Subsidiaries Notes to Consolidated Financial Statements The effective tax rate of approximately 2.50% differs from the statutory tax rate of 4% and 6.5% for NYC UBT and Tennessee, respectively, mainly due to the apportionment of revenues to sources outside of New York City and Tennessee, where the Companies' net income is not subject to NYC UBT and Tennessee Excise Tax. Revenues derived from SOPC is also subject to Federal Income Tax. Deferred taxes occur because of temporary differences arising from the Companies' tax reporting which differ from the financial statement reporting under US GMP. Deferred tax assets of approximately $70,000 and deferred tax liabilities of approximately $5,000 are recorded in other assets and accrued expenses and other liabilities, respectively, on the Consolidated Financial Statements. 1 2. Subsequent Events Management has evaluated subsequent events through March 31, 2017 the date the consolidated financial statements were available to be issued. Management has determined that there are no material subsequent events that would require adjustments to, or disclosure in, the Companies' consolidated financial statements, other than those listed below. For the period from January 1, 2017 through March 31, 2017, the Companies had capital withdrawals of approximately $55, 162,000. 19